UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 2, 2012

STANDARD GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN 55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Markiewicz to the Board of Directors

Effective July 2, 2012, the Board of Directors (the “Board”) of Standard Gold, Inc. (the “Company”) appointed Michael Markiewicz, age 59, to serve as a member of the Board and to serve on the Board’s Audit and Compensation Committees. Mr. Markiewicz has over 30 years of experience in public accounting and wealth management. He is a certified public accountant, personal financial specialist and certified financial planner. Mr. Markiewicz is a partner with Fogel Neale Partners, LLC and is the Chief Financial Officer of Pure Path Capital Management Company LLC, both since 2011. From 2008 to 2011, Mr. Markiewicz was a senior manager with CBIZ MHM Family Office Services; from 2006 to 2008 a director at Marks, Paneth and Shron; and from 2004 to 2006 a director at JH Cohn LLP. Mr. Markiewicz has a B.A. in Economics and Sociology from Tufts University and a M.B.A. and M.S. in Accounting from Northeastern University.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: July 2, 2012	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer